ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (this “Agreement”), dated as of November 30, 2011, is made by and among Hipso Multimedia, Inc., a Florida corporation (the “Company” or “HPSO”), 3324109 Canada Inc., a Canadian corporation, hereby represented by Gary Oberman (“GaryCo”) and 8040397 Canada Inc., a Canadian corporation, hereby represented by Bartek Bulzak (“BulzakCo”). GaryCo and BulzakCo are collectively referred to herein as the “Sellers”) and HPSO, GaryCo and BulzakCo are sometimes referred to hereinafter as the “Parties”.

RECITALS:

WHEREAS, HPSO’s management and the Sellers have held meetings for the purpose of evaluating the mutual benefits to the Parties of the acquisition by HPSO of all of the assets of the Sellers as set forth in Exhibit A attached hereto (the “Buildablock Assets”);

WHEREAS, the Sellers understand the benefits to each of them of having their Buildablock business (“Buildablock Business”) being a part of HPSO, a public, reporting company with securities registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and subject to quotation on the FINRA Bulletin Board; and

WHEREAS, HPSO understands the potential benefits to HPSO and its stockholders of entering into the Buildablock Business through the acquisition of all of the Buildablock Assets by entering into this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements and the conditions set forth in this Agreement, the Parties hereto hereby agree as follows:

ARTICLE 1
ACQUISITION OF ASSETS; CONSIDERATION

1.1. Acquisition of Assets. On the terms and subject to the conditions set forth in this Agreement, the Sellers shall sell, transfer and assign to HPSO, and HPSO shall purchase and acquire from the Sellers, as of and with effect from the Effective Time (as defined in Section 3.5), all of the Sellers’ right, title and interest in and to the Buildablock Assets, for a purchase price of US$10,000 (the “Purchase Price”), in addition to the consideration in the form of shares of the Company’s common stock, par value $0.00001 per share (the “Shares”). The Purchase Price and the Shares consideration set forth in Section 1.2 below are hereinafter referred to as the “Consideration.”

1.2 Consideration. In consideration for the acquisition of the Buildablock Assets and as a set-off in full against the Purchase Price, the Company shall cause its transfer agent, Pacific Stock Transfer Co. (the “Transfer Agent”), to issue a certificate evidencing a number of restricted shares of the Company’s common stock, par value $.00001 per share (the “Shares”) representing 25% of the issued and outstanding shares of the Company on a fully-diluted basis, in the names of each of the Sellers for an aggregate number of Shares equal to 50% of the issued and outstanding shares of the Company on a fully-diluted basis, on the Effective Date (as defined in Section 3.5). Upon issuance, the Shares shall be “restricted securities” within the meaning of Rule 144 of the United States Securities Act of 1933, as amended (the “Securities Act”) and shall bear customary restrictive legends.

ARTICLE 2
APPOINTMENT OF OFFICERS

2.1 Appointment as Executive Officers. Upon the Effective Date, the Company shall appoint Messrs. Gary Oberman and Bartek Bulzak as President/CEO and Chief Technical Officer of the Company, respectively, upon terms and conditions mutually satisfactory each of them. Alex Kestenbaum, the Company’s Chief Financial Officer, shall continue to serve in said capacity at least through March 31, 2012 for, among other purposes, providing services related to the preparation of the Company’s annual report on Form 10-K for the fiscal year ended November 30, 2011.

ARTICLE 3
CERTAIN UNDERTAKINGS

Certain Filings and Actions. Following the execution of this Agreement, the Company shall file with the Securities and Exchange Commission (“SEC”) the following:

3.1 Within four (4) business days following the date of execution of this Agreement, a current report on Form 8-K disclosing the entry into of this Agreement as a Material Definitive Agreement (Item 1.01 of Form 8-K) and the relevant terms, conditions and transactions contemplated hereby, the whole as required under Form 8-K; and

3.2 Within not more than ten (10) business days following the date of execution of this Agreement, a Preliminary Information Statement on Schedule 14C, based upon the Joint Written Consent of the Board of Directors and the Majority Stockholders, ratifying and approving (i) the acquisition of the Buildablock Assets; (ii) the change of the Company’s name from Hipso Multimedia, Inc. to Buildablock Corp.; (iii) the reverse split of the Company’s issued and outstanding Shares on a one-for-eight (1:8) basis (the “Reverse Split”); and (iv) such other and further corporate actions as may be necessary to implement each of the above corporate actions (the “Preliminary Information Statement”).

3.2 Definitive Information Statement. Within one (1) business day of clearing comments, if any, with the SEC with respect to the Preliminary Information Statement, the Company will file the definitive form of the Information Statement (the “Definitive Information Statement”) with the SEC mail the Definitive Information Statement to its security holders and shall file with FINRA the requisite documentation necessary for FINRA to approve and implement the Reverse Split and the name change, and on the same date request a new symbol.

3.3 In connection with the actions taken in Section 3.2 above, the Company shall secure from the CUSIP Service bureau a new CUSIP No. for delivery to FINRA in order for FINRA to approve the Reverse Split and the name change. The date of the FINRA approval is hereinafter referred to as the “Effective Date”. During the twenty (20) business day period following the Effective Date of the Reverse Split and the name change, the Company’s Shares will be subject to quotation on the FINRA BB under the symbol “HPSOD”. Immediately following twenty (20) business day period, the Company’s Shares will again be subject to quotation under the symbol “HPSO” for a ten (10) business day period, following which FINRA will assign a new trading symbol requested by the Company.

3.4 Upon the Effective Date of the Reverse split, for every eight (8) Shares owned by the Company’s stockholders will be automatically combined into one (1) Share without any change in the par value per share or the number of authorized Shares. No fractional Shares will be issued but rather the number of Shares shall be rounded up to the next whole integer.

3.5 Issuance of Shares to the Sellers. Immediately following the Effective Date, the Company will authorize and instruct the Transfer Agent to issue the Shares in the names of each of the Sellers, as set forth Section 1.2 above.

3.6 Form 10 Information. To the extent not previously filed, the Company shall, within 10 business days following the Effective Date, file with the SEC current Form 10 information (within the meaning of Rule 144(i)(2) of the Securities Act), subject to the timely delivery by GaryCo and Bulzak of the requisite Form 10 information.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Sellers as follows:

4.1 Organization and Qualification. HPSO is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and has all necessary corporate power, authority and authorizations to operate its business as presently conducted and to own its properties.

4.2 Authority and Consent. The execution, delivery and performance of this Agreement by HPSO and the consummation of the transactions contemplated hereby have been duly and validly authorized by the requisite corporate action evidenced by the joint Written Consent of the Board of Directors and the Majority Stockholders of the Company, a copy of which is attached as Exhibit B hereto (the “Joint Consent”).

4.3 Binding Obligation. This Agreement has been duly executed and delivered by the Company evidenced by the Joint Consent and constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms and the consummation of the transactions contemplated hereby do not and will not, as and when executed and delivered, result in a violation, contravention or breach of, or constitute a default under or result in any change in any of the terms of, or result in the cancellation of, any by-law provision, constating instrument, law or contract to which the Company or any of its affiliates is a party or by which any of them is bound.

4.4 Commission Filings; Financial Statements.

(a) The Company has made available to the Sellers accurate and complete copies (including copies of each report filed by the Company with the SEC under the Exchange Act (collectively, with all information incorporated by reference therein or deemed to be incorporated by reference therein, the “Exchange Act Reports”). None of the Company’s Exchange Act Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The financial statements contained in the Company’s Exchange Act Reports: (i) comply as to form in all material respects with the published rules and regulations of the Commission applicable thereto; (ii) were prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC); and (iii) fairly present, in all material respects, the consolidated financial position of Company and its consolidated subsidiaries as of the respective dates thereof and the consolidated results of operations of Company and its consolidated subsidiaries for the periods covered thereby. All adjustments considered necessary for a fair presentation of the financial statements have been included.

(c) Reporting Compliance. The Company is subject to, and is in full compliance in all material respects with, the reporting requirements of Section 13 of the Exchange Act.

(d) Disclosure Controls and Procedures. The Company maintains a system of “disclosure controls and procedures” (within the meaning of Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(e) No Consents. No consent, approval, authorization, order, filing or registration of or with any governmental authority or third party is required for execution, delivery or performance of this Agreement, the issuance of the Shares to the Sellers or the consummation of the other transactions contemplated hereby, except (i) those that have been made, as the case may be, that are in full force and effect, (ii) the filing of a Form 6-K with the SEC as may be required under the Securities Act and the Exchange Act, as the case may be, regarding this Agreement and the transactions contemplated hereby, and (iii) filings, registrations and recordings which have been made and the filing of certain notices and the payment of filing fees required by Canadian securities laws, including, as applicable and without limitation, the filing of a report of exempt distribution under Quebec’s Regulation 45-106 respecting Prospectus and Registration Exemptions.

(f) Sarbanes-Oxley. The Company is in material compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(g) Stamp Taxes. There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale of the Shares to the Sellers pursuant hereto.

4.6 The Company has conducted and is conducting its business in accordance with all applicable laws.

4.7 This Agreement does not contain any untrue statement of fact or omit to state any fact necessary to make the statements herein not misleading to the Sellers.

ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to the Company as follows:

5.1 Organization and Qualification. Each of them is a corporation duly organized, validly existing and in good standing under the laws of Canada and has all necessary corporate power, authority and authorizations to enter into this Agreement.

5.2 Authority and Power. Each of them has the authority to enter into this Agreement and perform its obligations hereunder.

5.3 Authority and Consent. The execution, delivery and performance of this Agreement by each of them and the consummation of the transactions contemplated hereby have been duly and validly agreed by each of them, and no other proceedings on either of their parts is necessary to authorize the execution, delivery or performance of this Agreement.

5.4 Binding Obligation. This Agreement has been duly executed and delivered by each of them and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms.

5.5 Ownership of Buildablock Assets. Sellers own the Buildablock Assets free and clear of any liens, claims and encumbrances and each of them has the authority and power to sell, transfer and assign full right, title and interest in the Buildablock Assets to the Company pursuant to the terms and conditions of this Agreement.

ARTICLE 6
COVENANTS OF THE COMPANY PRIOR TO CLOSING

6.1 Conduct of Business. Except as required under this Agreement, the Company shall and shall cause its subsidiary, from the date hereof up to the Effective Time, to conduct their respective businesses in the ordinary course and comply with all laws.

6.2 SEC and FINRA Filings. The Company shall provide the Sellers, for their prior approval, with a copy of all documents to be adopted by the Company or its subsidiary or to be filed with the SEC or FINRA for the purposes of completing the transactions contemplated herein.

6.3 Notification. Until the Effective Time, the Company will promptly notify the Sellers in writing (i) if it becomes aware of (x) any development affecting negatively the Company or its subsidiary or (y) any fact or condition that causes or constitutes a breach of the representations, warranties or covenants made by the Company herein.

ARTICLE 7
COVENANTS OF THE COMPANY FOLLOWING THE CLOSING

7.1 Conduct of Business. The Company shall, and shall cause its subsidiary, as and from the Effective Time, to conduct their respective businesses in the ordinary course and comply with all laws. No transaction may be entered into by the Company without the prior written consent of the Sellers until Messrs. Gary Oberman and Bartek Bulzak are appointed on the Board of Directors of the. If and when the Company shall determine, in the sole discretion of its Board of Directors, to reevaluate the business and economic conditions applicable to its subsidiary, any action that the Company shall take with respect to such determination, if any, shall be in compliance with all applicable laws and rules and specifically the applicable disclosure requirements under the united States federal securities laws and the rules and regulations promulgated thereunder by the SEC.

ARTICLE 8
CONDITIONS OF CLOSING

8.1 Conditions for the Benefit of the Sellers. The obligations of the Sellers to complete the sale of the Buildablock Assets under this Agreement are subject to the following conditions, each of which is hereby declared to be for the exclusive benefit of the Sellers. Each condition is to be performed or complied with in all respects at or prior to the Effective Date.Truth of Representations and Warranties of the Company. All of the representations and warranties contained in Article 4 of this Agreement) shall be true and correct at the date of the execution of this Agreement and at the Effective Date, in each case with the same effect as if made at and as of said dates, and the Sellers shall have received a certificate of a senior officer of the Company confirming the foregoing.

(a) Performance of Covenants by the Company. All of the obligations, covenants and agreements that the Company is required to perform or comply with under this Agreement at or prior to the Effective Date (considered individually and collectively), shall have been performed or complied with in all respects at or prior to the Effective Date and the Sellers shall have received a certificate to such effect on the Effective Date from a senior officer of the Company.

(b) Pre-Closing Approvals. There shall have been obtained from all appropriate persons, including the SEC and FINRA all appropriate consents and approvals, in form and substance satisfactory to the Sellers, with respect to the transactions contemplated herein.

(c) Litigation; Orders. There shall be no, nor shall there be any claim or any action pending or threatened in writing which may result in any, temporary restraining order, preliminary or permanent injunction or other order enacted, promulgated, enforced, issued or threatened by any court of competent jurisdiction or government that would (a) prevent consummation of any of the transactions contemplated by this Agreement, (b) result in any such contemplated transaction being rescinded following consummation, (c) prevent the Company from fulfilling any of its obligations under this Agreement, or (d) limit or otherwise adversely affect the right of the Sellers to own the Shares.

Subject to the following, if any of the conditions of this Section 8.1 is not satisfied by March 31, 2012, the Sellers may, at their option, either (i) terminate this Agreement by notice to the Company at any time prior to the Effective Date without further formality, or (ii) proceed with the closing of the transactions contemplated herein, without prejudice, in either case, to the Sellers’ other rights, recourses and remedies.

ARTICLE 9
MISCELLANEOUS

9.1 Survival of Representations and Warranties. All representations, warranties, agreements, covenants and obligations made or undertaken by the parties in this Agreement or in any document or instrument executed and delivered pursuant hereto shall survive the closing hereunder and shall not merge in the performance of any obligation by any party hereto.

9.2 Expenses. Each of the parties shall pay all costs and expenses incurred or to be incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transaction contemplated by this Agreement.

9.3 Effect of Headings. The subject headings of the articles and sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

9.4 Modification; Waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

9.5 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

9.6 Notices. Any notice or other communication required or permitted under this Agreement shall be in writing and shall be deemed to have been given when received, if personally delivered or delivered by telegram, telex or telecopy, or when deposited, if placed in the U.S. Mails for delivery by registered or certified mail, return receipt requested, postage prepaid and addressed to the appropriate party at the following addresses:

If to the Company, then to

Hipso Multimedia, Inc.
550 Chemin du Golf, Suite 202
Ile de Soeurs, Quebec
H3E 1A8, Canada

If to the Sellers, then to:

3324109 Canada Inc.
3591 Northcliffe
Montreal, Quebec
H4A 3K8

and to:

8040397 Canada Inc.
42 Seville St.
Canadiac, Quebec,
J5R 6Y6, Canada

With a copy to:

Office of Richard Rubin
40 Wall Street, 28th Floor
New York, NY 10005

Addresses may be changed by written notice given pursuant to the provisions of this paragraph; however, any such notice shall not be effective, if mailed, until three (3) business days after depositing in the Postal Service or when actually received, whichever occurs first.

9.7 Governing Law. This Agreement shall be governed by, and interpreted in accordance with the laws of the State of New York including all matters of construction, validity, enforcement and performance, applicable to contracts to be performed entirely within such State.

9.8 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their successors or assigns, provided that, except as otherwise provided herein, the respective rights and obligations of the parties may not be assigned without the written consent of the parties hereto, which consent shall not be unreasonably withheld.

9.9 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(Signatures on Following Page)

IN WITNESS WHEREOF, the parties hereto have executed this Asset Purchase Agreement as of the day and year first above written.

HIPSO MULTIMEDIA, INC

By: /s/ Rene Arbic________

Rene Arbic, President

3324109 CANADA INC. 8040397 CANADA INC.

By: /s/ Gary Oberman_____ By:/s/_Bartek Bulzak_______

Gary Oberman, Sole Officer Bartek Bulzak